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EXHIBIT 4.1

MOUNTAIN BANK HOLDING COMPANY
SUBSCRIPTION FOR COMMON STOCK
(Existing Shareholder)

         STOCK ISSUE: 60,000 shares of common stock, no par value ("Common Stock"), are to be subscribed for and issued at $12.50 per share. The Common Stock will be issued and sold to new shareholders after a priority offering to existing shareholders. All sales are on a first-come-first-served basis, following the priority offering to existing shareholders.

        The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the "Company"), dated                        , 2002, hereby offers to purchase the number of shares of the Common Stock of the Company (minimum 100 shares—maximum 2,500 shares) set forth below at a subscription price of $12.50 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

Shares subscribed for (Minimum 100 shares—maximum 2,500 shares
Aggregate Purchase price (enclosed)	$

        SUBSCRIPTIONS SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON JUNE 13, 2002, THE EXPIRATION DATE OF THE OFFERING. ALL SALES TO NEW SHAREHOLDERS ON A FIRST-COME-FIRST-SERVED BASIS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

        Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares (at $12.50 per share)

☐    I/we hereby certify that I/we am/are bona fide residents of the State of Washington. (Check box if applicable. If not applicable, indicate state of residence

        IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY 501 Roosevelt Avenue Enumclaw, Washington 98022
Date: , 2002

(Signature)	(Signature) (If shares to be issued in more than one name)

Name (Please print or type)	Name (Please print or type)

Street Address	Street Address

City and State ZIP	City and State ZIP

Telephone:	Telephone:
Social Security No.: or Taxpayer I.D. No.	Social Security No.: or Taxpayer I.D. No.

        IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.

EXHIBIT 4.1

SUBSCRIPTION FOR COMMON STOCK
MOUNTAIN BANK HOLDING COMPANY
(New Shareholder)

         STOCK ISSUE: 60,000 shares of common stock, no par value each ("Common Stock"), are to be subscribed for and issued at $12.50 per share. The Common Stock will be issued and sold to new shareholders after a priority offering to existing shareholders. All sales are on a first-come-first-served basis, following the priority offering to existing shareholders.

        The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the "Company"), dated                        , 2002, hereby offers to purchase the number of shares of the Common Stock of the Company (minimum 100 shares—maximum 2,500 shares) set forth below at a subscription price of $12.50 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

Shares subscribed for (Minimum 100 shares—maximum 2,500 shares
Aggregate Purchase price (enclosed)	$

        SUBSCRIPTIONS SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON JUNE 13, 2002, THE EXPIRATION DATE OF THE OFFERING. ALL SALES TO NEW SHAREHOLDERS ON A FIRST-COME, FIRST-SERVED BASIS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

        Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares (at $12.50 per share)

☐    I/we hereby certify that I/we am/are bona fide residents of the State of Washington. (Check box if applicable. If not applicable, indicate state of residence:                                                              ).

        IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY 501 Roosevelt Avenue Enumclaw, Washington 98022
Date: , 2002

(Signature)	(Signature) (If shares to be issued in more than one name)

Name (Please print or type)	Name (Please print or type)

Street Address	Street Address

City and State ZIP	City and State ZIP

Telephone:	Telephone:
Social Security No.: or Taxpayer I.D. No.	Social Security No.: or Taxpayer I.D. No.

        IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.

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MOUNTAIN BANK HOLDING COMPANY SUBSCRIPTION FOR COMMON STOCK (Existing Shareholder)
SUBSCRIPTION FOR COMMON STOCK MOUNTAIN BANK HOLDING COMPANY (New Shareholder)